SHARE EXCHANGE AGREEMENT

          SHARE EXCHANGE AGREEMENT (this "Agreement") is made this 9th day of October 2007, by and between FitMedia Inc., a Delaware corporation (“FitMedia”); Timothy Crottey, the President and majority shareholder of FitMedia (“Crottey”); Zhao Shou Ren, a citizen and resident of the People’s Republic of China and owner of 100% of the share capital of Ren Ji Cement Investment Company Limited (“Ren”); Ren Ji Cement Investment Company Limited, a British Virgin Islands corporation (“Renji Investment”) and owner of 100% of the share capital of Renji Cement Company Limited; Ren Ji Cement Company Limited, a corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“HK Renji”) and owner of 100% of the share capital of Anhui Province Runji Cement Co. Ltd.; and Anhui Province Runji Cement Co. Ltd., a corporation organized and existing under the laws of the People’s Republic of China (“Anhui Runji”). For purposes of this Agreement, Ren is referred to herein as the “Ren Shareholder”, and Renji Investment, HK Renji and Anhui Runji are referred to herein as the “Renji Subsidiaries”. All of the foregoing entities execute and deliver this Agreement, based on the following:

Recitals

          WHEREAS, the Ren Shareholder, directly or indirectly, owns 100% of the share capital of Anhui Runji, and wishes to exchange all of the share capital of Renji Investment for 55,000,000 shares of common stock of FitMedia in a transaction intended to qualify as a tax free exchange pursuant to sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

          WHEREAS, FitMedia wishes to acquire one hundred percent (100%) of all of the issued and outstanding share capital of Renji Investment.

          WHEREAS, in furtherance thereof, the respective Boards of Directors of FitMedia and Renji Investment have approved the exchange, and the Ren Shareholder has approved the exchange, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which on the closing date one hundred percent (100%) of the issued and outstanding share capital of Renji Investment will be exchanged by the Ren Shareholder in the aggregate for 55,000,000 shares of common stock, $.0001 par value, of FitMedia (the "FitMedia Common Stock").

          WHEREAS, neither party is seeking tax counsel or legal or accounting opinions on whether the transaction qualifies for tax free treatment.

Agreement

          Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I
EXCHANGE OF SHARE CAPITAL FOR STOCK

          1.01 Exchange of Share Capital for Stock. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.04 hereof), the Ren Shareholder shall assign, transfer, and deliver to FitMedia, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, the Renji Investment Share Capital, and FitMedia agrees to acquire such share capital on such date by issuing and delivering in exchange therefore to the Ren Shareholder the FitMedia Common Stock. All shares of FitMedia Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the FitMedia Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

          1.02 Delivery of Renji Investment Share Capital by the Ren Shareholder. The transfer of the Renji Investment Share Capital by the Ren Shareholder shall be effected by the delivery to FitMedia at the Closing (as set forth in Section 1.05 hereof) of an endorsement of the share capital in the name of FitMedia followed by registration of the same in the name of FitMedia.

          1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, FitMedia will own one hundred percent (100%) of all of the share capital of Renji Investment and FitMedia will indirectly own one hundred percent (100%) of all the share capital of HK Renji and Anhui Runji. Anhui Runji will continue to operate under the name “Anhui Province Runji Cement Co. Ltd., a corporation organized and existing under the laws of the People’s Republic of China.

          1.04 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before November 1, 2007, or on another date to be agreed to in writing by the parties (the "Closing Date”). The Agreement may be closed at any time following approval by the Board of Directors of FitMedia and approval by the directors and shareholder of Renji Investment. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

          1.05 Closing Events.

(a)	FitMedia Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, FitMedia shall deliver to the Ren Shareholder at Closing all the following:

(i)

A certificate of good standing from the Department of the Secretary of the State of Delaware, issued as of a date within ten days prior to the Closing Date, certifying that FitMedia is in good standing as a corporation in the State of Delaware;

(ii)

Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of FitMedia executing this Agreement and any other document delivered pursuant hereto on behalf of FitMedia;

(iii)

Copies of the resolutions/consents of FitMedia’s board of directors authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of FitMedia as of the Closing Date;

(iv)	The certificate contemplated by Section 4.01, duly executed by the chief executive officer of FitMedia;

(v)	The certificate contemplated by Section 4.02, dated the Closing Date, signed by the chief executive officer of FitMedia;

(vi)	Stock certificates for 55,000,000 restricted shares of FitMedia Common Stock issued in the name of Zhao Shou Ren or his designee; and

(vii)

In addition to the above deliveries, FitMedia shall take all steps and actions as the Ren Shareholder may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b)	Ren Shareholder Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, the Ren Shareholder shall deliver to FitMedia at Closing all the following:

(i)

Copies of resolutions/consents of the board of directors and shareholder of Renji Investment authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Renji Investment, as appropriate, as of the Closing Date;

(ii)	The certificate contemplated by Section 5.01, executed by the Ren Shareholder; and

(iii)	The certificate contemplated by Section 5.02, dated the Closing Date, signed by the Ren Shareholder; and

(iv)	An agreement with respect to the transfer of the Renji Investment Share Capital.

(v)

In addition to the above deliveries, the Ren Shareholder shall take all steps and actions as FitMedia may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

1.06 Director and Officer Resignations.
Promptly following the execution of this Agreement, FitMedia shall take the actions required by Regulation 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, with respect to the change in the Company’s Board of Directors described herein. At Closing, the officers of FitMedia shall tender their resignations to the Board of

Directors, and new officers designated by the Ren Shareholder shall be appointed as the new officers of FitMedia, as follows: Mr. Zhao Shou Ren as Chief Executive Officer and Mr. Jiang Yi Chun as Chief Financial Officer. At Closing, Roman Onufrijchuk shall resign from his position as a director of FitMedia and Zhao Shou Ren shall be appointed as a director of FitMedia to fill the vacancy created thereby. At the later of (i) Closing or (ii) the expiration of the waiting period required by Regulation 14f-1, Timothy Crottey shall resign from his position as a director of the Company and Yang Xuan Jun and Bi Li Ming shall be appointed as directors of FitMedia as provided in the 14F-1 Information Statement.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES OF FITMEDIA, ETC.

As an inducement to, and to obtain the reliance of the Ren Shareholder, FitMedia and Crottey, jointly and severally, represent and warrant as follows:

2.01 Organization.
FitMedia is, and will be at Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of FitMedia’s Articles of Incorporation or Bylaws, or other agreement to which it is a party or by which it is bound.

2.02 Approval of Agreement; Enforceability.
FitMedia has full power, authority, and legal right and has taken, or will take, all action required by law, its Articles of Incorporation, Bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of FitMedia has authorized and approved the execution, delivery, and performance of this Agreement. This Agreement, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of FitMedia and Crottey in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The FitMedia shareholders will not have dissenter’s rights with respect to any of the transactions contemplated herein.

2.03 Capitalization.
The authorized capitalization of FitMedia consists of 80,000,000 shares of common stock, $0.0001 par value, of which 23,832,064 shares are issued and outstanding, and 20,000,000 shares are blank check preferred stock, $0.0001 par value, none of which is issued and outstanding. There are, and at the Closing, there will be no outstanding subscriptions, options, warrants, convertible securities, calls, rights, commitments or agreements to which FitMedia is a party calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of FitMedia or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock of FitMedia. All of the outstanding shares of FitMedia are duly authorized, validly issued, fully paid and non-assessable and not issued in violation of the preemptive or other right of any person. There are no dividends due, to be paid or in arrears with respect to any of the capital stock of FitMedia.

2.04 Financial Statements.
(i) FitMedia has previously delivered to the Ren Shareholder (a) audited consolidated balance sheets of FitMedia (a Development Stage Company) as of January 31, 2007 and 2006 and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for the years then ended and accumulated from August 30, 2004 (Date of Inception) to January 31, 2007, including the notes thereto and the accompanying auditor’s report to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated, and (b) an unaudited balance sheet of FitMedia as of July 31, 2007, and the related consolidated statements of operations, cash flows and stockholders’ equity (deficit) for the fiscal quarter ended July 31, 2007, including the notes thereto (collectively, the “FitMedia Financial Statements”).

(ii) The FitMedia Financial Statements delivered pursuant to Section 2.04(i) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The FitMedia Financial Statements present fairly, in all material respects, as of the Closing Date, the financial position of FitMedia. FitMedia will not have, as of the Closing Date, any liabilities, obligations or claims against it (absolute or contingent), and all assets reflected on such financial statements present fairly the assets of FitMedia in accordance with generally accepted accounting principles.

(iii) FitMedia has filed or will file as of the Closing Date its tax returns required to be filed for its two most recent fiscal years and will pay all taxes due thereon. All such returns and reports are accurate and correct in all material respects. FitMedia has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the closing date and all such dates and years and periods prior thereto and for which FitMedia may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of FitMedia, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of FitMedia, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. FitMedia has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on FitMedia, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of FitMedia.

2.05 Information.
The information concerning FitMedia set forth in this Agreement is complete and accurate in all respects and does not contain any untrue statement of a fact or omit to state a fact required to make the statements made, in light of the circumstances under which they were made, not misleading. FitMedia shall cause the information delivered by it pursuant hereto to the Ren Shareholder to be updated after the date hereof up to and including the Closing Date.

2.06 Absence of Certain Changes or Events.
Except as set forth in this Agreement, since the date of the most recent FitMedia balance sheet described in Section 2.04 and included in the information referred to in Section 2.05:

(a) There has not been: (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of FitMedia; or (ii) any damage, destruction, or loss to FitMedia (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or conditions of FitMedia;

(b) FitMedia has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of FitMedia; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions except the stock purchase agreement to be entered into with the Ren Shareholder; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c) FitMedia has not: (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business and loans from its officers for the purpose of paying costs of operation; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent FitMedia balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of FitMedia; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of FitMedia, it has not become subject to any law, order, investigation, inquiry, grievance or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of FitMedia.

2.07 Litigation and Proceedings.
There are no material actions, suits, claims, or administrative or other proceedings pending, asserted or unasserted, or the best knowledge of FitMedia, threatened, by or against FitMedia or adversely affecting FitMedia or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. FitMedia is not in default of any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.08 Compliance With Laws; Government Authorization.
(a) FitMedia has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, including federal and state securities laws. FitMedia is not under investigation by any federal, state, county or local authorities, including the Commission. FitMedia has not received notification from any federal, state, county, or local authorities, including the Commission, that it or any of its officers or directors will be the subject of a legal action or that the Commission’s Division of Enforcement will be recommending to the Commission that a Federal District Court or Commission administrative action or any other action be filed or taken against FitMedia and its officers, directors and beneficial owners. To the best knowledge of FitMedia, none of its officers, directors or principal shareholders is under any investigation of the type described above.

(b) FitMedia has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by FitMedia of this Agreement and the consummation by FitMedia of the transactions contemplated hereby.

2.09 Securities and Exchange Commission Compliance of FitMedia. FitMedia has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and has complied in all material respects with Rule 14(a) and 14(c) of the Exchange Act, and with Sections 13 and 15(d) of the Exchange Act, and to the best knowledge of FitMedia, its management and beneficial owners have complied in all respects with Sections 13(d) and 16(a) of the Exchange Act.

2.10 Contract Defaults.
FitMedia is not in default under the terms of any outstanding contract, agreement, lease, or other commitment, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any respect under any such contract, agreement, lease, or other commitment.

2.11 No Conflict With Other Instruments.
The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which FitMedia is a party or to which any of its properties or operations are subject.

2.12 Subsidiary.
Other than its wholly owned subsidiary, Green Tea Productions Inc., FitMedia does not own any equity securities in any other entity. FitMedia does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

2.13 FitMedia Documents.
FitMedia has delivered to the Ren Shareholder copies of the following documents, which are collectively referred to as the "FitMedia Documents" and which consist of the following dated as of the date of execution of this Agreement, all certified by a duly authorized officer of FitMedia as complete, true, and accurate:

(a) A copy of the Articles of Incorporation and Bylaws of FitMedia in effect as of the date of this Agreement;

(b) A copy of resolutions adopted by the board of directors of FitMedia approving this Agreement and the transactions herein contemplated;

(c) A document setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of FitMedia since the most recent FitMedia balance sheet required to be provided pursuant to Section 2.04 hereof, updated to the Closing Date;

2.14 Quotation on the OTC Bulletin Board. FitMedia’s Common Stock is quoted on the OTC Bulletin Board under the symbol “FTME” and FitMedia will use its best efforts to retain such quotation and standing on the OTC Bulletin Board until the Closing of the transactions contemplated herein, without there being imposed any warning or limitation by NASD or the OTCBB such as the addition of an “E” to the trading symbol.

2.15 Delivery of Shareholder List. Upon execution of this agreement, FitMedia shall deliver a certified shareholder list from its transfer agent setting forth the name of each FitMedia shareholder, the number of shares held by each, dated as of a date within fifteen days of closing and whether such shares held are restricted securities. In connection therewith, FitMedia represents that to the best of its knowledge, none of its shareholders are nominees for any other person.

2.16 Liabilities, Indebtedness, etc.
As of the Closing Date, FitMedia shall not have any liabilities or indebtedness as such terms are defined by Generally Accepted Accounting Principles.

ARTICLE III
REPRESENTATIONS, COVENANTS, WARRANTIES OF THE REN SHAREHOLDER AND THE RENJI SUBSIDIARIES

As an inducement to, and to obtain the reliance of FitMedia and Crottey, the Ren Shareholder and the Renji Subsidiaries represent and warrant as follows:

3.01 Organization.
Each of the Renji Subsidiaries is, and will be on the Closing Date, a corporation duly organized and validly existing under the laws of the country or province of its incorporation, and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the respective business, operations, properties, assets or condition of the Renji Subsidiaries, and each of the Renji Subsidiaries and the Ren Shareholder has full right, power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the Renji Subsidiaries’ constituent documents, or other material agreement to which they are parties or by which they are bound, nor will they violate any laws, rules or policies of the governments of the People’s Republic of China, the Hong Kong SAR of the People’s Republic of China or the British Virgin Islands, specifically including laws and regulations pertaining to securities and foreign investment.

3.02 Approval of Agreement; Enforceability.

The Renji Subsidiaries have full power, authority, and legal right and has taken, or will take, all action required by law, its constituent documents, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The boards of directors of the Renji Subsidiaries and the Ren Shareholder, have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby. This Agreement, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Renji Subsidiaries and the Ren Shareholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.03 Capitalization.
The issued and outstanding share capital of Anhui Runji consists of 60,000,000 RMB as of September 30, 2007. Such share capital is validly issued, fully paid, and nonassessable, represents one hundred percent (100%) of the ownership of Anhui Runji and HK Renji is the sole owner thereof. The issued and outstanding share capital of Renji Investment consists of 100 shares of a total of US$100 as of August 31, 2007, 2007. Such share capital is validly issued, fully paid, and nonassessable, represents one hundred percent (100%) of the ownership of Renji Investment, and the Ren Shareholder is the sole owner thereof.

3.04 Financial Statements.
(a) Renji Investment and Anhui Runji have previously delivered to FitMedia a copy of the audited consolidated balance sheet of Renji Investment, including Anhui Runji as of August 31, 2007 and the related audited consolidated statements of operations, cash flows, and share capital for the year ended August 31, 2006 and 2007, including the notes thereto to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated (collectively, the Renji Investment Financial Statements”).

(b) The Renji Investment Financial Statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied in the United States, throughout the periods involved. The Renji Investment Financial Statements present fairly, as of their respective dates, the financial position of Renji Investment and Anhui Runji. Renji Investment and Anhui Runji did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements of Renji Investment or Anhui Runji or the notes thereto prepared in accordance with generally accepted accounting principles in the United States, and all assets reflected therein present fairly the assets of Renji Investment and Anhui Runji, in accordance with generally accepted accounting principles in the United States. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Renji Investment and Anhui Runji as of their respective dates and for the respective periods covered thereby.

3.05 Outstanding Warrants and Options.
None of the Renji Subsidiaries has any issued warrants or options, calls, or commitments of any nature relating to its share capital.

3.06 Information.
The information concerning the Renji Subsidiaries and the Ren Shareholder set forth in this Agreement and delivered to FitMedia in connection herewith is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. The Ren Shareholder, and the Renji Subsidiaries shall cause the information required to be delivered by them pursuant to this Agreement to FitMedia to be updated after the date hereof up to and including the Closing Date.

3.07 Absence of Certain Changes or Events.
Except as set forth in this Agreement, since the date of the most recent Renji Investment balance sheet described in Section 3.04 and included in the information referred to in Section 3.06:

(a) There has not been: (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Renji Investment or Anhui Runji; or (ii) any damage, destruction, or loss to Renji Investment or Anhui Runji materially and adversely affecting the respective business, operations, properties, assets, or conditions of Renji Investment and Anhui Runji;

(b) Each of Renji Investment and Anhui Runji has not: (i) amended its constituent documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to holders of share capital or purchased or redeemed, or agreed to purchase or redeem, any of its share capital; (iii) waived any rights of value which in the aggregate are material considering the respective businesses of Renji Investment and Anhui Runji; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c) Each of Renji Investment and Anhui Runji has not (i) granted or agreed to grant any options, warrants, or other rights for its share capital, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Renji Investment and Anhui Runji balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the respective businesses of Renji Investment and Anhui Runji; or (vi) issued, delivered, or agreed to issue or deliver any share capital, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of Renji Investment and Anhui Runji, neither of such persons has become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, their respective businesses, operations, properties, assets, or condition.

3.08 Litigation and Proceedings.
There are no material actions, suits, or proceedings pending or, to the knowledge of the Renji Subsidiaries or the Ren Shareholder, threatened by or against the Renji Subsidiaries or the Ren Shareholder or adversely affecting the Renji Subsidiaries or the Ren Shareholder, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Renji Subsidiaries and the Ren Shareholder do not have any knowledge of any default on their parts with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.09 Material Contract Defaults.
Neither Renji Investment nor Anhui Runji is in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Renji Investment or Anhui Runji, respectively, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Renji Investment or Anhui Runji, as applicable, has not taken adequate steps to prevent such a default from occurring.

3.10 No Conflict With Other Instruments.
The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement, or instrument to which the Renji Subsidiaries or the Ren Shareholder is party or to which any of their respective properties or operations are subject.

3.11 Governmental Authorizations.
The Renji Subsidiaries and the Ren Shareholder have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects as conducted on the date of this Agreement. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Renji Subsidiaries and the Ren Shareholder of this Agreement and the consummation by the Renji Subsidiaries and the Ren Shareholder of the transactions contemplated hereby.

3.12 Compliance With Laws and Regulations.
The Renji Subsidiaries and the Ren Shareholder have complied with all applicable statutes and regulations of any governmental entity or agency thereof having jurisdiction over them, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of such persons. The consummation of this transaction will comply with all applicable laws, rules and policies of the government of the People’s Republic of China, the Hong Kong SAR of the People’s Republic of China, and the British Virgin Islands specifically including those pertaining to securities and foreign investment.

3.14 Subsidiaries.
HK Renji does not own beneficially or of record equity securities in any subsidiary except Anhui Runji.

3.15 Ownership of the share capital of HK Renji.
Renji Investment owns 100% of the share capital of HK Renji free and clear of any liens or encumbrances of any kind or nature. At the Closing, the Ren Shareholder will deliver good and marketable title to 100% of the Renji Investment Share Capital, and the Ren Shareholder owns 100% of the Renji Investment Share Capital.

3.16 Ownership of the share capital of Anhui Runji.
HK Renji is the beneficial owner of 100% of the share capital of Anhui Runji free and clear of any liens or encumbrances of any kind or nature.

3.17 Anhui Runji Documents.
Anhui Runji and the Ren Shareholder have delivered to FitMedia the following documents, which are collectively referred to as the "Anhui Runji Documents" and which consist of the following dated as of the date of execution of this Agreement, all certified by the Chief Executive Officer of Anhui Runji as complete, true, and accurate:

(a) A copy of all of Anhui Runji’s constituent documents and all amendments thereto in effect as of the date of this Agreement;

(b) Copies of resolutions adopted by the board of directors of Anhui Runji and each of the Renji Subsidiaries approving this Agreement and the transactions herein contemplated;

(c) A document setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Anhui Runji since the most recent Anhui Runji balance sheet required to be provided pursuant to Section 3.04 hereof, updated to the Closing Date;

ARTICLE IV
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE REN SHAREHOLDER

The obligations of the Ren Shareholder under this Agreement are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

4.01 Accuracy of Representations.
The representations and warranties made by FitMedia in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and FitMedia shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by FitMedia prior to or at the Closing. The Ren Shareholder shall be furnished with a certificate, signed by a duly authorized officer of FitMedia and dated the Closing Date, to the foregoing effect.

4.02 Officer's Certificate.
The Ren Shareholder shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized Chief Executive Officer of FitMedia to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of FitMedia threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on a certificate of good standing, and FitMedia’s own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a) This Agreement has been duly approved by FitMedia’s board of directors and has been duly executed and delivered in the name and on behalf of FitMedia by its duly authorized officer pursuant to, and in compliance with, authority granted by the board of directors of FitMedia;

(b) There have been no adverse changes in FitMedia up to and including the date of the certificate;

(c) All conditions required by this Agreement have been met, satisfied, or performed by FitMedia;

(d) All authorizations, consents, approvals, registrations, reports, schedules and/or filings with any governmental body including the Securities and Exchange Commission, agency, or court have been obtained or will be obtained by FitMedia and all of the documents obtained by FitMedia are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e) There is no claim action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against FitMedia, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of FitMedia, the operation of FitMedia, or the transactions contemplated herein, or any agreement or instrument by which FitMedia is bound or in any way contests the existence of FitMedia.

4.03 No Litigation.

As of the Closing, there shall not be pending any litigation to which FitMedia, any of the Crottey, the Renji Subsidiaries or the Ren Shareholder, is a party and which is reasonably likely to have a material adverse effect on the business of FitMedia or the contemplated transactions.

4.04 FitMedia Shall Have No Liabilities as of Closing.
As of the Closing, FitMedia shall have no liabilities as such term is defined by U.S. generally accepted accounting principles.

4.05. FitMedia’s Outstanding Capital Stock at Closing.
As of the Closing, the total outstanding capital stock of FitMedia shall consist of 78,832,064 shares of common stock, after giving effect to the 55,000,000 share issuance contemplated hereby, and there shall be no options, warrants, employee compensation or other rights to issue common stock or preferred stock issued or outstanding.

4.06 FitMedia Shall Have Filed and Mailed a Schedule 14F-1.
FitMedia shall have filed with the Commission and mailed to its shareholders of record an Information Statement on Schedule 14F-1.

4.07 Consummation of Transactions Under the Stock Purchase Agreement. As of the Closing, Crottey and the Ren Shareholder shall have consummated the transactions contemplated by the Stock Purchase Agreement.

4.08 No Material Adverse Change.
There shall not be any change in, or effect on, FitMedia’s assets, financial condition, operating results, customer and employee relations, or business prospects or the financial statements previously supplied by FitMedia which is, or may reasonably be expected to be, materially adverse to the business, operations (as now conducted), assets, prospects or condition (financial or otherwise), of FitMedia.

4.09. FitMedia’s Over-The-Counter Bulletin Board Quotation.
As of the Closing, the common stock of FitMedia shall be quoted on NASD’s Over-The-Counter Bulletin Board, and shall be quoted without an “E” or any other restriction or limitation being imposed by NASD or the OTCBB.

4.10 Good Standing.
The Ren Shareholder shall have received a certificate of good standing from the appropriate authority, dated as of the date within ten days prior to the Closing Date, certifying that FitMedia is in good standing as a corporation in the State of Delaware.

4.11 Other Items.
The Ren Shareholder shall have received from FitMedia such other documents, legal opinions, certificates, or instruments relating to the transactions contemplated hereby as they may reasonably request.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF FITMEDIA

The obligations of FitMedia under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

5.01 Accuracy of Representations.
The representations and warranties made by the Ren Shareholder and the Renji Subsidiaries in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and the Renji Subsidiaries and the Ren Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. FitMedia shall be furnished with certificates, signed by duly authorized officers of Renji Subsidiaries and the Ren Shareholder and dated the Closing Date, to the foregoing effect.

5.02 Officer's Certificate.
FitMedia shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized Chief Executive Officer of each of the Renji Subsidiaries and the Ren Shareholder to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of such persons, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certifying officer’s own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a) This agreement has been duly approved by the boards of directors and stockholders and has been duly executed and delivered in the name and on behalf of the Renji Subsidiaries and the Ren Shareholder by their duly authorized officers pursuant to, and in compliance with, authority granted by their respective boards of directors;

(b) Except as provided or permitted herein, there have been no material adverse changes in the Renji Subsidiaries and the Ren Shareholder up to and including the date of the certificate;

(c) All material conditions required by this Agreement have been met, satisfied, or performed by the Renji Subsidiaries, Anhui Runji and/or the Ren Shareholder;

(d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by the Renji Subsidiaries, Anhui Runji and/or the Ren Shareholder have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against the Renji Subsidiaries, Anhui Runji or the Ren Shareholder, wherein an unfavorable decision, ruling, or finding would have a material adverse affect on the financial condition of the Renji Subsidiaries or the Ren Shareholder, the operations of the Renji Subsidiaries, or the transactions contemplated herein, or any material agreement or instrument by which the Renji Subsidiaries or the Ren Shareholder are bound or would in any way contest the existence of the Renji Subsidiaries.

5.03 No Litigation.
As of the Closing, there shall not be pending any litigation to which FitMedia, any of Crottey, the Renji Subsidiaries or the Ren Shareholder is a party and which is reasonably likely to have a material adverse effect on the business of the Renji Subsidiaries or the Ren Shareholder or the contemplated transactions.

5.04 No Material Adverse Change.
There shall not be any change in, or effect on, the Renji Subsidiaries’ assets, financial condition, operating results, customer and employee relations, or business prospects or the financial statements previously supplied by the Renji Subsidiaries, or may reasonably be expected to be, materially adverse to the business, operations (as now conducted), assets, prospects or condition (financial or otherwise), of the Renji Subsidiaries.

5.05 Consummation of Transactions Under the Stock Purchase Agreement. As of the Closing, FitMedia, Crottey and the Ren Shareholder shall have consummated the transactions contemplated by the Stock Purchase Agreement.

5.06 Other Items.
FitMedia shall have received from the Renji Subsidiaries and/or the Ren Shareholder such other documents, legal opinions, certificates, or instruments relating to the transactions contemplated hereby as FitMedia may reasonably request.

ARTICLE VI
SPECIAL COVENANTS

6.01 Activities of FitMedia, the Renji Subsidiaries, and the Ren Shareholder (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective documents to be delivered by FitMedia and the Renji Subsidiaries, each will:

(i) Carry on its business in substantially the same manner as it has heretofore; (ii) Maintain in full force and effect insurance, if any, comparable in amount and in scope of coverage to that now maintained by it; (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (iv) Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers; (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date; and (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all laws and all rules, regulations, and orders imposed by governmental authorities.

(b) From and after the date of this Agreement and except as provided herein until the Closing Date, FitMedia and the Renji Subsidiaries will each not:

(i) Make any change in its Articles of Incorporation, Bylaws or constituent documents; (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's documents, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and (iii) Enter into any agreement for the sale of FitMedia and the Renji Subsidiaries securities or a merger or sale of substantially all of the assets of FitMedia or the Renji Subsidiaries, as applicable, without the prior written approval of the other party.

6.02 Access to Properties and Records.
Until the Closing Date, the Renji Subsidiaries and FitMedia will afford to the other parties officers and authorized representatives and attorneys full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Renji Subsidiaries or FitMedia, as applicable, and will furnish the other parties with such additional financial and other information as to the business and properties of the Renji Subsidiaries or FitMedia as each party shall from time to time reasonably request.

6.03 Indemnification by the Renji Subsidiaries and the Ren Shareholder.
(a) The Renji Subsidiaries and the Ren Shareholder, jointly and severally, agree to indemnify and hold harmless FitMedia, and its directors and officers, and each person, if any, who controls FitMedia within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties of the Renji Subsidiaries or the Ren Shareholder set forth herein; or (ii) the breach of any covenant or agreement by the Renji Subsidiaries or the Ren Shareholder set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

6.04 Indemnification by FitMedia and Crottey.
(a) FitMedia and Crottey, jointly and severally, agree to indemnify and hold harmless the Renji Subsidiaries and the Ren Shareholder, and its and their directors and officers, and each person, if any, who controls them within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties of FitMedia or Crottey set forth herein; or (ii) the breach of any covenant or agreement of FitMedia or Crottey set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

6.05 The Issuance of FitMedia Common Stock.
FitMedia and the Ren Shareholder understand and agree that the consummation of this Agreement, including the issuance of the FitMedia Common Stock to the Ren Shareholder, as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. FitMedia and the Ren Shareholder agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), including the exemption provided by Regulation S. Such exemption is based on the following representations, warranties and covenants made by the Ren Shareholder.

(a) Regulation S Representations, Warranties and Covenants. The Ren Shareholder represents and warrants to, and covenants with, FitMedia as follows:

(1)

The Ren Shareholder is not a U.S. person and is not acquiring the shares of common stock of FitMedia for the account or for the benefit of any U.S. person and is not a U.S. person who purchased the shares of common stock in a transaction that did not require registration under the Act.

(2)

The Ren Shareholder agrees to resell such common stock only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

(3)	The Ren Shareholder agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

(4)

The Ren Shareholder consents to the certificate for the shares of common stock of FitMedia to contain a legend to the effect that transfer is prohibited except pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving the shares of common stock may not be conducted unless in compliance with the Act.

(5)

The Ren Shareholder acknowledges that FitMedia has agreed to refuse to register any transfer of the shares of common stock not made pursuant to registration under the Act, or pursuant to an available exemption from registration.

(6)

The Ren Shareholder covenants and represents and warrants in favor of FitMedia that all of the representations and warranties set forth herein shall be true and correct at the time of Closing as if made on that date.

(b) In connection with the transaction contemplated by this Agreement, the Ren Shareholder shall file, with its counsel, such notices, applications, reports, or other instruments as may be deemed necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the countries where the Ren Shareholder resides unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by the Parties to be appropriate. FitMedia shall cooperate with the Ren Shareholder in connection with any such filings.

(c) Other Representations, Warranties and Covenants.

(1)

The Ren Shareholder has been furnished with and has carefully read the periodic reports on Forms 10-KSB, 10-QSB and 8-K filed by FitMedia with the Securities and Exchange Commission during the preceding three years. With respect to individual or partnership tax and other economic considerations involved in this investment, the Ren Shareholder confirms that it is not relying on FitMedia (or any agent or representative of the Company). The Ren Shareholder has carefully considered and has, to the extent such person believes such discussion necessary, discussed with its own legal, tax, accounting and financial advisers the suitability of an investment in the Shares for such particular tax and financial situation.

(2)

The Ren Shareholder has had an opportunity to inspect relevant documents relating to the organization and business of FitMedia. The Ren Shareholder acknowledges that all documents, records and books pertaining to this investment which such Purchaser has requested have been made available for inspection by such Purchaser and its respective attorney, accountant or other adviser(s).

(3)

The Ren Shareholder and/or its respective advisor(s) has/have had a reasonable opportunity to ask questions of, and receive answers and request additional relevant information from, the officers of FitMedia concerning the transactions contemplated by this Agreement.

(4)

The Ren Shareholder confirms that it is not acquiring the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

(5)	The Ren Shareholder, by reason of such person’s business or financial experience, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement.

(6)

Except as set forth in this Agreement, the Ren Shareholder represents that no representations or warranties have been made to it by FitMedia, any officer director, agent, employee, or affiliate of FitMedia, and such Ren Shareholder has not relied on any oral representation by FitMedia or by any of its officers, directors or agents in connection with its decision to acquire the Shares hereunder.

(7)

The Ren Shareholder represents that neither it nor any of its directors, officers, managers, members, trustees or affiliates is subject to any of the events described in Section 262(b) of Regulation A promulgated under the Act.

(8)

The Ren Shareholder has adequate means of providing for its current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

(9)

The Ren Shareholder has such knowledge and experience in financial, tax and business matters so as to enable it to use the information made available to it in connection with the transaction to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

(10)

The Ren Shareholder understands that the Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law and they are acquiring the Shares as principal for their own account for investment purposes and not for distribution. The Ren Shareholder acknowledges that the Shares have not been registered under the Act or under any the securities act of any state or country. The Ren Shareholder understands further that in absence of an effective registration statement, the Shares can only be sold pursuant to some exemption from registration.

(11)

The Ren Shareholder recognizes that investment in the Shares involves substantial risks. The Ren Shareholder acknowledges that it has reviewed the risk factors identified in the periodic reports filed by FitMedia with the Securities and Exchange Commission. The Ren Shareholder further confirms that he is aware that no federal or state agencies have passed upon this transaction or made any finding or determination as to the fairness of this investment.

(12)	The Ren Shareholder acknowledges that each stock certificate representing the Shares shall contain a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) PURSUANT TO AN EXEMPTION FROM REGISTRATION AFFORDED BY REGULATION S AND HAVE NOT BEEN REGISTERED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE PURCHASER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. THE HOLDER AGREES TO REFRAIN FROM HEDGING TRANSACTIONS PURSUANT TO THE REQUIREMENTS OF REGULATION S.

6.06 Securities Filings.
The Ren Shareholder, as the controlling shareholder of FitMedia following Closing, shall cause FitMedia to timely prepare and file all Securities Act and Exchange Act filings that may result from or be required in connection with the transactions contemplated in this Agreement, including the so-called “Super 8-K” pursuant to Item 2.01(f) of Form 8-K within four business days of Closing, which shall contain disclosures about Anhui Runji of the type required by Form 10-SB.

6.07 Sales of Securities under Rule 144, If Applicable.
(a) FitMedia will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Act.

(b) If any certificate representing any such restricted stock is presented to FitMedia’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to FitMedia and its counsel that such transfer has complied with the requirements of Rule 144, as the case may be, FitMedia will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

(c) The shareholders of FitMedia as of the date of this Agreement, as well as those receiving FitMedia Common Stock pursuant to this Agreement, are intended third-party beneficiaries of this Section 6.07.

6.08 Transfer and Registration Rights of The Ren Shareholder.

(a) Mandatory Registration Rights. Upon receipt of written demand by the Ren Shareholder on one occasion only, FitMedia shall prepare, and, as soon as practicable but in no event later than 60 calendar days after the date of such notice, file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or if such form is unavailable, such other form as is available for registration) covering the resale of all of the Shares. FitMedia shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than 120 calendar days after the date notice is received.

(b) Piggy Back Registration Rights.

(i) If FitMedia determines, including as required under any demand registration rights agreement, to register any of its common stock or securities convertible into or exchangeable for common stock under the Securities Act on a form which is suitable for an offering for cash or shares of FitMedia held by third parties and which is not a registration solely to implement an employee benefit plan, a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the SEC is applicable, FitMedia will promptly give written notice to the Ren Shareholder of its intention to effect such a registration. Subject to subsection(ii) below, FitMedia shall include all of the Shares that the Ren Shareholder requested to be included in such a registration by a written notice delivered to FitMedia within fifteen (15) days after the notice given by FitMedia.

(ii) If the registration, as described in subsection (i) above, involves an underwritten offering, FitMedia will not be required to register Shares in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a “Cutback”), which recommendation, and supporting reasoning, shall be delivered to the Ren Shareholder. If such a Cutback occurs, the number of Shares that are entitled to included in the registration and underwriting shall be allocated in the following manner: (i) first, to FitMedia for any securities it proposes to sell for its own account, (ii) second, to the Ren Shareholder for shares requiring such registration, and (iii) third, to other holders of stock of FitMedia requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration.

(iii) All costs and expenses of any such registration statement shall be paid by FitMedia, other than sales commissions and the expenses of any separate legal counsel engaged by the Ren Shareholder.

(iv) The piggy-back registration rights granted to the the Ren Shareholder hereunder will continue unless and until counsel to FitMedia shall render an opinion to the Ren Shareholder that such registration is not required under the Securities Act of 1933, as amended, and the Shares may be sold by them free of restriction. (v) The Shares issued pursuant to this Agreement may not be transferred except in a transaction which is in compliance with the Act and applicable state laws and regulations.

6.09 Transfer of Green Tea Productions, Inc.
FitMedia agrees to transfer to Crottey at Closing all of the capital stock of its sole subsidiary, Green Tea Productions, Inc., which it owns, and agrees to transfer all of the liabilities of Green Tea Productions to Crottey, who, in turn, hereby agrees to indemnify and hold harmless FitMedia from and against any and all such liabilities, as such term is defined by U.S. generally accepted accounting principles.

ARTICLE VII
MISCELLANEOUS

7.01 Brokers.
No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement.

7.02 No Representation Regarding Tax Treatment.
No representation or warranty is being made by any party to any other party regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

7.03 Governing Law.
This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law thereunder. The parties attorn to the jurisdiction of the Province of British Columbia regarding any disputes arising pursuant to this agreement.

7.04 Notices.
Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to FitMedia, to:

FitMedia Inc.
7108 - 150A Street, Surrey
British Columbia, Canada

If to the Ren Shareholder:

Mr. Zhao Shou Ren
Xian Zhong Zhen, Han Shan County
Chao Hu City, An Hui Province
People’s Republic of China

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, five days after the date so mailed, or one day after the date so sent by overnight delivery.

7.05 Attorney's Fees.
In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.06 Document; Knowledge.
Whenever, in any section of this Agreement, reference is made to information set forth in the documents provided by FitMedia or the Ren Shareholder, such reference is to information specifically set forth in such documents and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

7.07 Entire Agreement.
This Agreement, the Stock Purchase Agreement and Sections 11 through 13 of the of the Letter of Intent, dated September 7, 2007, represent the entire agreement between the Parties relating to the subject matter hereof, except that Section 11 of the Letter of Intent is changed as follows: the date October 31, 2007 is replaced with November 1, 2007. All previous agreements between the Parties, whether written or oral, have been merged into this Agreement There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.08 Severability.
If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid or unenforceable, the remainder of this Agreement or the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and this Agreement shall be construed as if such invalid or unenforceable provision were not contained herein.

7.09 Survival, Termination.
The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year from the Closing Date, unless otherwise provided herein.

7.10 Counterparts.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. In addition, facsimile or electronic signatures shall have the same legally binding effect as original signatures.

7.11 Amendment or Waiver.
Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

7.12 Public Announcements. The Parties shall consult with one another in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, however, no prior consent shall be required if any such disclosure is required by law, in which case the disclosing party shall use its reasonable best efforts in good faith to provide the other party with prior notice of such public statement, filing or other communication and incorporate into such public statement, filing or other communication the reasonable comments of the other party.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

FitMedia:	Crottey:
FITMEDIA INC.	TIMOTHY CROTTEY

By __/s/ Timothy Crottey__	____/s/ Timothy Crottey______
Timothy Crottey	(In His Individual Capacity)

President

The Ren Shareholder:

ZHAO SHOU REN

____/s/ Zhao Shou Ren______
(In His Individual Capacity)

The Renji Subsidiaries:

REN JI CEMENT INVESTMENT	REN JI CEMENT COMPANY LIMITED
COMPANY LIMITED

By _____/s/ Zhao Shou Ren__	By /s/ Yip Chun Yu
Name: Zhao Shou Ren	Name: Yip Chun Yu
Title: Chairman and Director	Title: Director

ANHUI PROVINCE RUNJI CEMENT
COMPANY LIMITED

By ___/s/ Zhao Shou Ren____
Name: Zhao Shou Ren
Title: Director and Legal Representative